EXHIBIT 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT BY AND BETWEEN
ANDALAY SOLAR, INC. AND ALPHA CAPITAL ANSTALT

This Amendment is made as of January 27, 2014 to the Securities Purchase Agreement (the “Agreement”) dated as of December 19, 2013 by and between Andalay Solar, Inc. (the “Company”) and Alpha Capital Anstalt (“Alpha”).

WHEREAS, the Company has agreed to issue a new promissory note in the amount of $100,000 (the “New Note”) under the Agreement.

WHEREAS, the parties to the Agreement desire to amend certain terms of the Agreement and make certain clarifications to the terms of the Agreement.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	The second to last sentence in Section 2.1 shall be amended as follows:

“Notwithstanding anything herein to the contrary, the Final Closing Date shall occur on or before January 31, 2014 (“Termination Date”).”

2.	The requirements relating to an Escrow Agreement set forth in the Agreement shall not be applicable to the issuance of the New Note.

3.
         All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 27th day of January, 2014.

ANDALAY SOLAR, INC.

By: ___________________________Name:  Margaret Randazzo
Title:  Chief Executive Officer

ALPHA CAPITAL ANSTALT

By:  __________________________
Name:
Title: